UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): January 6, 2006 (December 31, 2005)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
I-Sector Corporation
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 31, 2005, the registrant changed its name from I-Sector Corporation to INX Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of two wholly-owned subsidiaries of the registrant into the registrant. The registrant was the surviving corporation and, in connection with the merger, the registrant amended its Certificate of Incorporation to change the registrant’s name to INX Inc., pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.
The registrant’s common stock continues to trade on the American Stock Exchange under the symbol “ISR” and has been assigned the new CUSIP number 46185W 10 9. The registrant’s warrants continue to trade on the American Stock Exchange under the symbol “ISR-WT” and have been assigned the new CUSIP number 46185W 11 7.
Item 7.01 Regulation FD Disclosure.
On January 4, 2006, the registrant issued a press release announcing the name change. The press release is furnished as Exhibit 99.1 to this Current Report and is hereby incorporated by reference in this Item 7.01. Such information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
     (c)     Exhibits

Exhibit Number	Description
3.1	Certificate of Ownership and Merger
99.1	Press Release, dated January 4, 2006
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2006	INX INC.
	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Ownership and Merger
99.1	Press Release, dated January 4, 2006